Exhibit 10.18

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) effective as of January 1, 2011 (the “Effective Date”) by and between TRANSNETYX HOLDING CORP., a Delaware corporation (the “Company”), and THE HOFFMAN COMPANIES, LLC, with an address listed on the signature page hereto (the “Consultant”). The Hoffman Companies, LLC will provide the consulting services through the person of Mark Hoffman, Principal of The Hoffman Companies, LLC.

RECITALS

WHEREAS, Company desires for Consultant to serve as a member of the Company’s Board of Directors and as a result of such service, Consultant shall receive the compensation as provided herein; and

WHEREAS, Consultant desires to render such service to the Company subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements between the parties, the parties hereby agree as follows:

1.           Consultant Relationship; Consulting Services. Consultant agrees to serve as a member of the Company’s Board of Directors for the Term. At all times during the Term, Consultant shall contribute Consultant’s best professional skills and services for the business and benefit of the Company and as a member of the Company’s Board of Directors, Consultant shall abide by the Company’s Certificate of Incorporation and Bylaws, as in effect. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and any other similar statutory obligations. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and Consultant.

2.           Term; Termination. The term of this Agreement shall commence on the Effective Date and terminate on the third anniversary of the Effective Date (the “Term”) unless extended or renewed upon the mutual consent of the parties; provided, however, this Agreement may be terminated at any time by either party following sixty (60) day’s prior written notice to the other party. This Agreement shall be immediately terminated upon Consultant’s death or disability, as reasonably determined by the Company. In the event of the termination or expiration of this Agreement, Consultant acknowledges and agrees that Consultant shall immediately forfeit all of Consultant’s rights and privileges under this Agreement.

3.           Consulting Fees; Reimbursement . As compensation for the Consulting Services rendered by Consultant hereunder, on the Effective Date, the Company shall issue and Consultant shall receive 75,000 shares of the Company’s common stock. Thereafter, on the first business day of each of the subsequent years during the term (January 2012 and January 2013 respectively), the Company and Consultant shall mutually agree on the compensation amount for the Consulting Services to be rendered by Consultant in the subsequent periods. The Company will reimburse Employee for all reasonable travel and other expenses incurred and properly documented by the Employee in connection with the performance of his duties and obligations under this Agreement, up to a maximum of $2,500.00 per meeting.

4.           Ownership Acknowledgment and Assignment. The Company hereby owns and Consultant hereby assigns to the Company, the entire title, right and interest in any and all information, data, summaries, statistics, results, reports, discoveries and/or inventions that are made, conceived, generated or reduced to practice by Consultant (whether patentable or not) during the term and which are based upon the consulting services performed for the Company or using any of the Confidential Information (as defined below), whether or not such information, data, summaries, statistics, results, reports, discoveries and/or inventions constitute “works for hire”, as defined by 17. U.S.C. § 201(b), including without limitation the copyrights thereto (“Work Product”). Consultant shall promptly disclose to the Company all Work Product and Consultant shall take any action or execute or cause to be executed any documentation necessary or reasonable to vest sole and exclusive title of any Work Product to the Company.

5.           Confidentiality and Non-Disclosure. Consultant may receive from the Company, or otherwise acquire, certain confidential, proprietary, and/or valuable information of the Company (any such information and “Work Product” shall hereinafter be referred to as the “Confidential Information”). All Confidential Information shall remain the sole and exclusive property of the Company. Consultant hereby covenants, represents and warrants that Consultant shall treat confidentially and maintain in strict confidence all of the Confidential Information and shall not disclose, in whole or in part, directly or indirectly, any Confidential Information to any person or entity without the prior written consent of the Company. Upon termination or expiration of this Agreement or upon request of the Company, Consultant shall return to the Company any and all of the Confidential Information, including without limitation any Work Product (whatever the format).

6.           Equitable Relief. The parties agree that if a party breaches any provision of this Agreement, the injury to the non-breaching party from any such breach would be impossible to calculate, and the money damages would therefore be an inadequate remedy for any such breach. Accordingly, the parties agree that if one party breaches any provision of this Agreement, then the non-breaching party shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate order to restrain any continuation of such breach by the breaching party, without the non-breaching party being required to show or prove any actual or monetary damages, and that such injunction or other appropriate order be issued without the requirement that non-breaching party post any bond. In addition to any other remedies provided herein, should any party hereto institute any proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party, reasonable attorney fees and costs incurred in such action or proceeding whether or not such action or proceeding is prosecuted to judgment.

7.           Governing Law. This Agreement will be governed in accordance with the laws of the State of Tennessee without reference to any rules of conflict of laws. Both parties agree that jurisdiction and venue for resolving any dispute arising regarding this Agreement shall be appropriate in the courts of Shelby County, Tennessee and the parties specifically waive any objections to jurisdiction and venue in those courts.

8.           Notices. In the event that notices are required under this Agreement, the notices shall be given to the parties at the address listed on the signature page hereto. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder or to be delivered by giving the other party notice.

9.           Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. All rights of either party under this Agreement are personal and will not be assigned, nor will the performance of either Party’s duties be delegated, without the prior written consent of the other Party.

10.         Severability. If any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality and unenforceability shall not affect the validity, legality and unenforceability of the other provisions hereof, and this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained herein. The parties agree to replace any invalid provision or parts thereof by new provision(s) which closely approximate the economic and proprietary results intended by the parties.

11.         Waiver of Breach. The waiver of any party of any right hereunder or any breach or violation of any provision of this Agreement will not operate or be construed to be a waiver of any other right hereunder or any subsequent breach unless the waiver is in writing and signed by the parties.

12.         Entire Agreement. This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties. This Agreement is the entire Agreement between the parties with respect to the matters described, and will not be modified or affected by any course of dealing, course of performance or uses of the trade, and, none of the terms of this Agreement will be deemed to be waived by either Party or amended unless such waiver or amendment is in writing executed by both parties and such writing recites specifically that it is a waiver of or an amendment to the terms of this Agreement. The parties agree to perform such other acts and to execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement in its entirety.

13.         Survival of Certain Obligations. The parties' obligations under Sections 4, 5, 6, 7, 10, 11 and 12 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

COMPANY:

TRANSNETYX HOLDING CORP.

Print Name:	Robert J. Bean
Sign Name:	/s/ Robert J. Bean
Title:	President & CEO
Address:	8110 Cordova Road, Suite 119
Cordova, TN 38016

CONSULTANT:

THE HOFFMAN COMPANIES, LLC

Print Name:	Mark Hoffman
Sign Name:	/s/ Mark Hoffman
Title:	Member & Principal
Address:	315 Whiting Court
Daphne, AL 36526